Exhibit 10.2

March 19, 2012

DHT Holdings, Inc.

26 New Street

St. Helier, Jersey JE2 3RA

Channel Islands

Fax: +44 1534 878 427

Attention:              Chief Executive Officer

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement dated as of March 19, 2012 (the “Investment Agreement”), between DHT Holdings, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and Anchorage Illiquid Opportunities Offshore Master III, L.P., a Cayman Islands exempted limited partnership (the “Investor”), and the Investor Rights Agreement (the “Investor Rights Agreement”) to be entered into by the Company and the Investor at the Closing of the transactions contemplated by the Investment Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Investment Agreement or the Investor Rights Agreement, as applicable.

In consideration of the covenants and agreements of the Company in the Investment Agreement, Anchorage Capital Group, L.L.C. (“Anchorage”) hereby agrees as follows:

SECTION 1.  Anchorage represents and warrants that:

(a)  Anchorage is duly organized and is validly existing as a limited liability company in the State of Delaware, with full limited liability company power and authority to execute and deliver this letter agreement and perform its obligations hereunder.

(b)  Its execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereunder have been duly authorized by its board of directors or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required.  This letter agreement constitutes the valid and binding obligation of Anchorage, enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

(c)  The execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under its organizational or other governing documents.

(d)  It is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is subject to the Confidentiality Agreement, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(e)  As of the date hereof, none of the Investor Parties hold any shares of Voting Stock, belong to any 13D Group or are, directly or indirectly, party to any Hedging Transaction.

(f)  Except pursuant to the Investment Agreement, none of the Investor Parties has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein or by the Registration Statement and the Prospectus.

SECTION 2.  Anchorage hereby agrees to comply with, and to cause each of the Investor Parties to comply with, each of the covenants of the Investor and the Investor Parties set forth in Sections 7.01, 7.03, 7.04, 7.06 and 7.07 of the Investment Agreement and, in the event the Company and the Investor execute and deliver the Investor Rights Agreement, Section 2.02, Article IV and Article V of the Investor Rights Agreement, in each case, until such covenants are terminated with respect to the Investor and the Investor Parties in accordance with the terms of the Investment Agreement or the Investor Rights Agreement, as applicable.

SECTION 3.  Article XI of the Investment Agreement (other than Section 11.09) is hereby incorporated by reference into this letter agreement and is a part of this letter agreement mutatis mutandis as if set forth herein. Anchorage shall hold, and shall direct its subsidiaries and affiliates and its and their Representatives to hold, any and all information received from the Company and its Subsidiaries and its and their Representatives confidential in accordance with the terms of the Confidentiality Agreement. This letter agreement, together with the Confidentiality Agreement, and any other agreements referred to herein or therein executed and delivered on or after the date hereof, contain the complete agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements, or representations by or between such parties, written or oral, which may have related to the subject matter hereof in any way. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this letter agreement.

[Remainder of page intentionally left blank.]

Please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this letter agreement shall become a legally binding agreement between us.

Very truly yours,

ANCHORAGE CAPITAL GROUP, L.L.C.,

/s/ Natalie Birrell
			Name:	Natalie Birrell
			Title:	Chief Operating Officer

Acknowledged and accepted:

DHT HOLDINGS, INC.,

by
/s/ Svein Moxnes Harfjeld
	Name:	Svein Moxnes Harfjeld
	Title:	Chief Executive Officer

[Anchorage Capital Group Side Letter]